      As filed with the Securities and Exchange Commission on June 18, 2002


                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933

                             ______________________

                             PARADIGM GENETICS, INC.
             (Exact name of Registrant as specified in its charter)

                   Delaware                              56-2047837
         (State or other jurisdiction                 (I.R.S. Employer
       of incorporation or organization)              Identification No.)

                               108 Alexander Drive
                      Research Triangle Park, NC 27709-4528
                                 (919) 425-3000

                    (Address of Principal Executive Offices)

                             PARADIGM GENETICS, INC.
            2000 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

                              John E. Hamer, Ph.D.
               Acting President, CEO and Chief Scientific Officer
                               108 Alexander Drive
                      Research Triangle Park, NC 27709-4528
                                 (919) 425-3000

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ______________________

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                            Proposed               Proposed
                                                             maximum                maximum
          Title of                   Amount to be        offering price            aggregate              Amount of
 securities to be registered        registered/(1)/      per share/(2)/        offering price/(2)/    registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          503,722               $1.38                 $  695,137                $ 64

============================================================================================================================
Common Stock, $.01 par value          996,278               $1.28                 $1,275,236                $117
                                      -------                                                               ----

----------------------------------------------------------------------------------------------------------------------------
Total                                1,500,000                                    $1,970,373                $181
============================================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under Paradigm Genetics, Inc. Amended and Restated 2000 Employee, Director and Consultant Stock Option Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of the shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the cases of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") as of a date (June 11, 2002) within 5 business days prior to filing this Registration Statement. None of the shares being registered hereunder are subject to outstanding options.

================================================================================

                                EXPLANATORY NOTE

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. This Registration Statement on Form S-8 hereby registers 1,500,000 additional shares of Common Stock pursuant to the Plan. A Registration Statement on Form S-8 (File No. 333-45258) registering 1,800,000 shares of Common Stock under the Plan and 1,472,849 shares of Common Stock under the Paradigm Genetics, Inc. 1998 Stock Option Plan was filed with the Securities and Exchange Commission on September 6, 2000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.

         (c) The Registrant's Current Reports on Form 8-K filed on February 27, 2002, March 5, 2002, April 22, 2002, May 7, 2002 and May 20, 2002.

         (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-30365) filed with the Commission on April 17, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's restated certificate of incorporation provides that it shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of Paradigm Genetics, Inc. or is or was serving as an officer or director of another entity at the Company's request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Company's restated certificate of incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon Delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If the Company does not pay a proper claim for indemnification in full within 60 days after it receives a written claim for such indemnification, the Company's bylaws authorize the claimant to bring an action against the Company and prescribes what constitutes a defense to such action.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Tenth of the Company's restated certificate of incorporation eliminates the liability of a director to the Company or its stockholders for monetarydamages for such a breach of fiduciary duty as a director, except for liabilities arising:

     . from any breach of the director's duty of loyalty to the Company or its stockholders;

     . from acts or omissions that the director, at the time of breach, knew or believed were clearly in conflict with the best interests of the corporation;

     .   under Section 174 of the Delaware General Corporation Law; and

     . from any transaction from which the director derived an improper personal benefit.

     The Company carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

(4.1) Form of Common Stock Certificate (Filed as Exhibit 4.1 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

(4.2)    Restated Certificate of Incorporation (Filed as Exhibit 3.2 to
Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

(4.3)    Amended and Restated By-laws (Filed as Exhibit 3.2 the Registrant's
Annual Report on Form 10-K (File No. 0-30365) for the fiscal year ended December 31, 2000, and incorporated herein by reference).

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)   Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
(included in opinion of counsel filed as Exhibit 5).

(23.2)   Consent of PricewaterhouseCoopers LLP.

(24) Power of Attorney (included on the signature page of the Registration Statement).

(99.1) Paradigm Genetics, Inc. Amended and Restated 2000 Employee, Director and Consultant Stock Option Plan.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any  prospectus  required by Section  10
                  (a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Research Triangle Park, North Carolina on June 18, 2002.

                                            PARADIGM GENETICS, INC.



                                            By:  /s/ John E. Hamer, Ph.D.
                                                -----------------------------
                                                John E. Hamer, Ph.D.
                                                Acting President, CEO and Chief
                                                Scientific Officer

         Each person whose signature appears below constitutes and appoints John
E. Hamer, Ph.D. and Ian A. W. Howes, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Paradigm Genetics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                                  Title                                    Date
 -----------------------------------        ------------------------------------   --------------------------
By:      /s/ John E. Hamer                  Acting President and Chief                    June 18, 2002
      ------------------------------        Executive Officer (principal
         John E. Hamer                      executive officer)


By:      /s/ Ian A.W. Howes                 Vice President of Finance and                 June 18, 2002
      ------------------------------        Chief Financial Officer
         Ian A. W. Howes                    (principal financial and
                                            accounting officer)

By:      /s/ G. Steven Burrill              Director                                      June 18, 2002
      ------------------------------
         G. Steven Burrill

By:      /s/ Michael Summers                Director                                      June 18, 2002
      ------------------------------
         Michael Summers

By:     /s/ Robert M. Goodman
    --------------------------------        Director            June 18, 2002
         Robert M. Goodman

By:      /s/ Henri Zinsli                   Director            June 18, 2002
    --------------------------------
         Henri Zinsli

By:      /s/ Mark B. Skaletsky              Director            June 18, 2002
    --------------------------------
         Mark B. Skaletsky

By:      /s/ Susan K. Harlander             Director            June 18, 2002
    --------------------------------
         Susan K. Harlander

By:      /s/ Leroy E. Hood                  Director            June 18, 2002
    --------------------------------
         Leroy E. Hood

                             PARADIGM GENETICS, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

Exhibit
Number       Description
------       -----------

(4.1)     Form of Common Stock Certificate (Filed as Exhibit 4.1 to Registration
Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

(4.2)     Restated Certificate of Incorporation (Filed as Exhibit 3.2 to
Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

(4.3)     Amended and Restated By-laws (Filed as Exhibit 3.2 the Registrant's
Annual Report on Form 10-K (File No. 0-30365) for the fiscal year ended December
31, 2000, and incorporated herein by reference).

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)    Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
(included in opinion of counsel filed as Exhibit 5).

(23.2)    Consent of PricewaterhouseCoopers  LLP.

(24)      Power of Attorney (included on the signature page of the Registration
Statement).

(99.1)    Paradigm Genetics, Inc. Amended and Restated 2000 Employee, Director
and Consultant Stock Option Plan.